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                            Administration Agreement

                                   SCHEDULE A

Fund Name

SPDR(R) DJ Wilshire Total Market ETF
SPDR(R) DJ Wilshire Large Cap ETF
SPDR(R) DJ Wilshire Large Cap Growth ETF
SPDR(R) DJ Wilshire Large Cap Value ETF
SPDR(R) DJ Wilshire Mid Cap ETF
SPDR(R) DJ Wilshire Mid Cap Growth ETF
SPDR(R) DJ Wilshire Mid Cap Value ETF
SPDR(R) DJ Wilshire Small Cap ETF
SPDR(R) DJ Wilshire Small Cap Growth ETF
SPDR(R) DJ Wilshire Small Cap Value ETF
SPDR(R) DJ Global Titans ETF
DJ Wilshire REIT ETF
KBW Bank ETF
KBW Capital Markets ETF
KBW Insurance ETF
Morgan Stanley Technology ETF
SPDR(R) S&P(R) Dividend ETF
SPDR(R) S&P(R) Aerospace & Defense ETF
SPDR(R) S&P(R) Biotech ETF
SPDR(R) S&P(R) Building & Construction ETF
SPDR(R) S&P(R) Computer Hardware ETF
SPDR(R) S&P(R) Computer Software ETF
SPDR(R) S&P(R) Health Care Equipment ETF
SPDR(R) S&P(R) Health Care Services ETF
SPDR(R) S&P(R) Homebuilders ETF
SPDR(R) S&P(R) LeisureTime ETF
SPDR(R) S&P(R) Metals & Mining ETF
SPDR(R) S&P(R) Oil & Gas Equipment & Services ETF
SPDR(R) S&P(R) Oil & Gas Exploration & Production ETF
SPDR(R) S&P(R) Outsourcing & IT Consulting ETF
SPDR(R) S&P(R) Pharmaceuticals ETF
SPDR(R) S&P(R) Retail ETF
SPDR(R) S&P(R) Semiconductor ETF
SPDR(R) S&P(R) Telecom ETF
SPDR(R) S&P(R) Transportation ETF
KBW Regional Banking(SM) ETF
KBW Mortgage Finance(SM) ETF
SPDR(R) Lehman 1-3 Month T-Bill ETF
SPDR(R) Lehman Intermediate Term Treasury ETF
SPDR(R) Lehman Long Term Treasury ETF
SPDR(R) Barclays Capital TIPS ETF
SPDR(R) Lehman Aggregate Bond ETF
SPDR(R) Lehman Municipal Bond ETF
SPDR(R) Lehman International Treasury Bond ETF
SPDR(R) Lehman Short Term Municipal Bond ETF
SPDR(R) Lehman California Municipal Bond ETF
SPDR(R) Lehman New York Municipal Bond ETF

Dated: October 9, 2007